UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2018

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2018, the Board of Directors (the “Board”) of Marina Biotech, Inc. (the “Company”) increased the size of the entire Board from six (6) directors to seven (7) directors, and appointed Robert C. Moscato, Jr., the Chief Executive Officer of the Company, to fill the vacancy created thereby, in each case effective July 1, 2018.

Mr. Moscato, age 42, has served as the Chief Executive Officer of the Company since June 18, 2018. He is a serial pharmaceutical entrepreneur who has amassed his knowledge during more than 20 years in the pharmaceutical industry, including c-suite leadership and commercial roles. He has successfully built companies from the ground to an integrated organization. Mr. Moscato served as the President and Chief Operating Officer of Cerecor, Inc. (NASDAQ: CERC) from November 2017 until March 2018, and he served on the Board of Directors of Cerecor Inc. from November 2017 until May 2018. Mr. Moscato co-founded Zylera Pharmaceuticals, LLC and served as the CEO for over six years until it was acquired by Cerecor, Inc. in November 2017. Prior to that, Mr. Moscato served as Chief Operating Officer of Deston Therapeutics LLC. Mr. Moscato initially built his career in commercial roles of increasing responsibility with GlaxoSmithKline, where he was a member of the brand team that led the launch of Wellbutrin XL – one of the fastest launches in pharmaceutical history. Mr. Moscato earned an A.S. degree in Food and Nutrition from SUNY Farmingdale, a B.S. in Healthcare Management from St. Francis College and an M.B.A. from Iona College.

Mr. Moscato and the Company are parties to that certain Employment Agreement dated June 18, 2018 (the “Employment Agreement”), which Employment Agreement sets forth the terms and conditions of Mr. Moscato’s employment by the Company in his capacity as the Chief Executive Officer of the Company, including the compensation that he is to receive in such capacity. The material provisions of the Employment Agreement are described in that certain Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission on June 20, 2018 (the “June 8-K”), and a copy of the Employment Agreement is attached as Exhibit 10.1 to the June 8-K.

Mr. Moscato does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Matters.

On June 29, 2018, the Company issued a press release regarding the appointment of Uli Hacksell, Ph.D. and Robert C. Moscato, Jr. as members of the Board, and the appointment of Dr. Hacksell as the Chairman of the Board, in each case effective July 1, 2018. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Company previously disclosed the appointment of Dr. Hacksell as a director, and as Chairman of the Board, in the June 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc. dated June 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

June 29, 2018	By:	/s/ Robert C. Moscato, Jr.
	Name:	Robert C. Moscato, Jr.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc. dated June 29, 2018.